UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 25, 2026

Date of Report (Date of earliest event reported)

Advanced Biomed Inc.

(Exact name of Company as specified in its charter)

Nevada	001-42548	87-2177170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

No. 689-85 Xiaodong Road, Yongkang District

Tainan City, Taiwan

(Address of principal executive offices)

886-6-3121716

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVB	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Chief Technology Officer.

On March 25, 2026, Steven I-Fang Cheng notified Advanced Biomed Inc. (the “Company”) of his resignation as a member of the Board of Directors and as Chief Technology Officer of the Company, effective as of March 25, 2026. Mr. Cheng’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Director.

On March 25, 2026, upon the recommendation of the Nominating Committee, the Board of Directors appointed Mingze Yin, the Chief Financial Officer of the Company, as a director of the Company, effective as of March 25, 2026.

There are no family relationships between Mr. Yin and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Yin and any other person pursuant to which he was appointed as a director. There are no transactions in which Mr. Yin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Biomed Inc.

Date: March 30, 2026	By:	/s/ Yi Lu
Yi Lu
Chief Executive Officer

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